                                                                    Exhibit 99.1

January 25, 2001

             DOW REPORTS FOURTH QUARTER EARNINGS OF $0.36 PER SHARE

                  POSTS HIGHER SALES AND EARNINGS FOR THE YEAR
   -------------------------------------------------------------------------
                                 2000 HIGHLIGHTS

      - Dow achieved record sales of $21.9 billion, an increase of 16 percent from 1999.

      - EBIT rose to $2.8 billion - an 8 percent increase, excluding unusual items, despite the adverse impact of $2.5 billion in higher hydrocarbon and energy costs.

      - Earnings per share were $2.22, up 7 percent compared with 1999, excluding unusual items.

                        FOURTH QUARTER OF 2000 HIGHLIGHTS

      - Dow posted record fourth quarter sales of $5.3 billion, up 3 percent from the same quarter a year ago, with an increase in volume in all geographies.

      - While the company faced more than $500 million in higher hydrocarbon and energy costs and flat selling prices, EBIT declined only $136 million compared with the same quarter in 1999, excluding unusual items in both periods.

--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                                 3 Months Ended            12 Months Ended
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)        December 31               December 31
                                                2000         1999         2000         1999
----------------------------------------------------------------------------------------------
Net Sales                                      $5,345       $5,200      $21,870      $18,929
Earnings Before Interest, Income Taxes
   and Minority Interests (EBIT)                  470          495        2,789        2,476

Earnings Per Common Share                       $0.36        $0.40        $2.22        $1.98

EXCLUDING UNUSUAL ITEMS:

EBIT                                              459          595        2,778        2,576

Earnings Per Common Share                       $0.36        $0.50        $2.22        $2.08

-------------------------------------------------------------------------------
    NOTE: EARNINGS PER SHARE AMOUNTS FOR PRIOR PERIODS HAVE BEEN RESTATED TO REFLECT DOW'S THREE-FOR-ONE STOCK SPLIT, WHICH WAS EFFECTIVE JUNE 16, 2000.
--------------------------------------------------------------------------------

REVIEW OF YEAR-END RESULTS

The Dow Chemical Company today reported record annual sales of $21.9 billion and a 7 percent increase in earnings per share, excluding unusual items. Earnings before interest, income taxes and minority interests (EBIT) for 2000 increased to $2.8 billion, a gain of 8 percent over the prior year, excluding unusual items. Net income for the year rose to $1.5 billion and earnings per share grew to $2.22.

"Dow's solid performance in 2000 demonstrates our steadfast resolve to deliver optimal results in a challenging environment," said Michael D. Parker, president and chief executive officer. "We accomplished this by building on our strengths, focusing on long-term shareholder value and diligently executing our strategy, which centers on a balanced business portfolio, geographic diversity and low-cost efficiency."

Dow's sales rose 16 percent from 1999 - with solid increases in all geographies and most segments - on a 9 percent increase in price and a 7 percent gain in volume. A double-digit volume gain in the performance segments and substantial price improvements in the basics segments illustrated the value of Dow's strategically balanced portfolio.

Unusual items in 2000 had no net impact on earnings per share. These items included a pre-tax gain of $98 million on the sale of the Cochin pipeline system, which was offset by purchased in-process research and development costs related to the acquisition of Flexible Products and recognition of the anticipated loss on the disposition of certain businesses required for regulatory approval of Dow's merger with Union Carbide. During 1999, Dow's earnings were affected by several unusual items, including special restructuring charges in the Agricultural Products segment as well as purchased in-process research and development costs associated with the acquisition of ANGUS Chemical, which reduced earnings by 10 cents per share. All unusual items in both years occurred in the fourth quarter.

In the basics segments, combined EBIT for Chemicals and Plastics increased 47 percent through price improvements in both segments and higher volume in the Plastics segment.

Performance Plastics and Performance Chemicals each posted volume growth of more than 10 percent from 1999, about a third of which resulted from acquisitions. EBIT declined primarily due to the sharp rise in hydrocarbon and energy costs. Agricultural Products EBIT, excluding unusual items in 1999, decreased slightly.

During the past year, Dow took a number of steps to accelerate its strategy, focusing on value growth and enhanced productivity, to strengthen its portfolio and increase earnings resilience.

Growth efforts focused on preferentially investing in Dow's performance businesses and included the acquisition of General Latex and Flexible Products in Performance Plastics and the purchase of the remaining 50 percent of Gurit-Essex in 2001 to further globalize Dow's Automotive business. In the Agricultural Products segment, Dow AgroSciences LLC acquired Zeneca's acetochlor herbicide product line and bolstered its seed presence with the acquisition of Cargill Hybrid Seeds in North America and Empresa Brasileira de Sementes in Brazil. Dow made several moves in industrial biotechnology, including the formation of a 50/50 joint venture with Diversa that will focus on industrial enzymes, and the acquisition of Collaborative BioAlliance. Additionally, Dow assumed full ownership of the BSL chemical complex in Germany after completing a 5-year reconstruction program.

Dow also made substantial progress in implementing Six Sigma as a way to drive to higher levels of productivity and fuel future growth. This methodology is now fully incorporated within all of Dow's global businesses - approximately 1000 employees have been trained as black belts. Six Sigma efforts have positively contributed to Dow's bottom line in 2000, and its impact is expected to grow significantly in 2001.

REVIEW OF FOURTH QUARTER RESULTS

Dow reported earnings of $0.36 per share on record fourth quarter sales of $5.3 billion. Excluding unusual items, EBIT was $459 million and net income was $243 million.

An unprecedented spike in North American natural gas prices drove Dow's hydrocarbon and energy costs up by more than $500 million. Despite this increase and no improvement in selling price, EBIT declined from a year ago by only $136 million, excluding unusual items. Dow's proactive management of surging hydrocarbon and energy costs, coupled with its diverse geographic and business mix, enabled the company to contend with these adverse conditions.

According to Parker, the gap between higher hydrocarbon and energy costs and Dow's selling prices was greater in the fourth quarter than in the first three quarters combined. "We were able to reduce the impact of these costs considerably through Dow's global hydrocarbon procurement and operations network, which provides us with unique flexibility and structural advantage," he said.

Fourth quarter results included unusual items* that had no net impact on earnings per share. In the fourth quarter of 1999, unusual items reduced earnings by 10 cents per share.

Sales rose 3 percent from the same quarter a year ago, due to volume increases in all geographies and most segments. Strongest volume gains were recorded in the performance segments. Several businesses reported sharp declines in volume late in the quarter, due to inventory reductions by customers and a general economic slowdown in North America. Price was flat compared with a year ago.

Despite modest increases in volume and price compared with the fourth quarter of 1999, the Performance Plastics segment recorded lower EBIT as higher feedstock and energy costs compressed margins. Within that segment, however, Epoxy Products and Intermediates and Engineering Plastics posted solid gains in EBIT, due primarily to price improvements. Though the Performance Chemicals segment achieved higher volume, EBIT decreased as margins suffered from the combined effects of price declines and higher costs.

EBIT declined slightly in the Plastics segment, from the same quarter in 1999, though higher prices in Polypropylene and Polystyrene led to improved EBIT in those businesses. In the Chemicals segment, EBIT was lower as both price and volume declined.

Looking ahead, Parker said, "In the first half of 2001, we expect challenging conditions to continue, including volatile oil and energy prices coupled with the slowing momentum of the U.S. economy. However, we anticipate some recovery starting mid-year. Continued emphasis on cost controls and management of working capital will be a key point of Dow's focus as we move through the year."

* The unusual items noted in the "Review of Fourth Quarter Results" section are described earlier in this release, under "Review of Year-End Results".


Dow is a leading science and technology company that provides innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $22 billion, Dow serves customers in 162 countries and a wide range of markets that are vital to human progress, including food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its 41,000 employees seek to balance economic, environmental and social responsibilities. For further information, visit www.dow.com.

                                      # # #

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the company's expectations will be realized.

THE DOW CHEMICAL COMPANY - 4Q00 EARNINGS
FINANCIAL STATEMENTS (Notes A and B)


                                                                                        THE DOW CHEMICAL COMPANY AND SUBSIDIARIES
---------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME                                                THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                                                 DEC. 31,     DEC. 31,     DEC. 31,     DEC. 31,
IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS            (UNAUDITED)                     2000         1999         2000         1999
---------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                                          $5,345       $5,200      $21,870      $18,929
---------------------------------------------------------------------------------------------------------------------------------
     Cost of Sales                                                                  4,312        4,044       17,124       14,302
     Research and development expenses                                                239          227          892          845
     Selling, general and administrative expenses                                     408          385        1,582        1,530
     Amortization of intangibles                                                       30           65          125          146
     Purchased in-process research and development charges (Note C)                     6            6            6            6
     Special charges (Note D)                                                           -           94            -           94
     Insurance and finance company operations, pretax income                           14           45           68          127
     Equity in earnings of nonconsolidated affiliates                                  27           20          271           82
     Sundry income - net                                                               79           51          309          261
---------------------------------------------------------------------------------------------------------------------------------
Earnings before Interest, Income Taxes and Minority Interests                         470          495        2,789        2,476
---------------------------------------------------------------------------------------------------------------------------------
     Interest income                                                                   41           40          119          121
     Interest expense and amortization of debt discount                               130           97          507          431
---------------------------------------------------------------------------------------------------------------------------------
Income before Income Taxes and Minority Interests                                     381          438        2,401        2,166
---------------------------------------------------------------------------------------------------------------------------------
     Provision for income taxes                                                       122          153          823          766
     Minority interests' share in income                                               16           17           65           69
     Preferred stock dividends                                                          -            1            -            5
---------------------------------------------------------------------------------------------------------------------------------
Net Income Available for Common Stockholders                                         $243         $267       $1,513       $1,326
---------------------------------------------------------------------------------------------------------------------------------
Share Data (Note E)
     Earnings per common share - basic                                              $0.36        $0.40        $2.24        $2.01
     Earnings per common share - diluted                                            $0.36        $0.40        $2.22        $1.98
     Common stock dividends declared per share                                      $0.29        $0.29        $1.16        $1.16
     Weighted-average common shares outstanding - basic                             677.8        660.2        676.0        660.2
     Weighted-average common shares outstanding - diluted                           682.9        674.1        683.0        673.3
---------------------------------------------------------------------------------------------------------------------------------
Depreciation                                                                         $287         $292       $1,145       $1,122
---------------------------------------------------------------------------------------------------------------------------------
Capital Expenditures                                                                 $446         $462       $1,349       $1,412
---------------------------------------------------------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS:

NOTE A: THE UNAUDITED INTERIM FINANCIAL STATEMENTS REFLECT ALL
        ADJUSTMENTS (CONSISTING OF NORMAL RECURRING ACCRUALS) WHICH, IN THE OPINION OF MANAGEMENT, ARE CONSIDERED NECESSARY FOR A FAIR PRESENTATION OF THE RESULTS FOR THE PERIODS COVERED. CERTAIN RECLASSIFICATIONS OF PRIOR YEAR AMOUNTS HAVE BEEN MADE TO CONFORM TO CURRENT YEAR PRESENTATION. THESE STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999. (EXCEPT AS OTHERWISE INDICATED BY THE CONTEXT, THE TERMS "COMPANY" OR "DOW" AS USED HEREIN MEAN THE DOW CHEMICAL COMPANY AND ITS CONSOLIDATED SUBSIDIARIES.)

        THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE THE EFFECTS OF A NEW ACCOUNTING STANDARD, WHICH PROVIDES GUIDANCE RELATIVE TO THE RECORDING OF COSTS INCURRED FOR SHIPPING AND HANDLING IN A SALES TRANSACTION. THE COMPANY WILL RECLASSIFY THESE COSTS IN ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE RESTATEMENT OF PRIOR PERIODS. AS A RESULT, REPORTED NET SALES WILL INCREASE APPROXIMATELY 5 PERCENT, WITH AN OFFSETTING INCREASE IN COST OF SALES.

NOTE B: THE CONSOLIDATED FINANCIAL STATEMENTS REFLECT THE CONSOLIDATION
        OF BSL EFFECTIVE JUNE 1, 2000. FOR FURTHER DETAIL, SEE THE ACQUISITIONS AND DIVESTITURES SECTION OF THE COMPANY'S FORM 10-Q FOR THE THIRD QUARTER OF 2000.

NOTE C: IN THE FOURTH QUARTER OF 1999, A PRETAX CHARGE OF $6 MILLION
        WAS RECORDED FOR PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT COSTS ASSOCIATED WITH THE ACQUISITION OF ANGUS CHEMICAL.

        IN THE FOURTH QUARTER OF 2000, A PRETAX CHARGE OF $6 MILLION WAS RECORDED FOR PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT COSTS ASSOCIATED WITH THE ACQUISITION OF FLEXIBLE PRODUCTS COMPANY.

NOTE D: IN THE FOURTH QUARTER OF 1999, A PRETAX SPECIAL CHARGE OF $94
        MILLION WAS RECORDED FOR SEVERANCE AND OTHER RESTRUCTURING COSTS AT DOW AGROSCIENCES.

NOTE E: ON MAY 11, 2000, THE COMPANY'S BOARD OF DIRECTORS APPROVED A
        THREE-FOR-ONE SPLIT OF THE COMPANY'S COMMON STOCK, PAYABLE ON JUNE 16, 2000 TO SHAREHOLDERS OF RECORD ON MAY 23, 2000. ALL SHARE DATA FOR PRIOR PERIODS HAS BEEN RESTATED TO REFLECT THE SPLIT.

                                                                            THE DOW CHEMICAL COMPANY AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
                                                                                                DEC. 31,     DEC. 31,
IN MILLIONS            (UNAUDITED)                                                                  2000         1999
----------------------------------------------------------------------------------------------------------------------
                                                                   ASSETS
----------------------------------------------------------------------------------------------------------------------
Current Assets
     Cash and cash equivalents                                                                      $215         $506
     Marketable securities and interest-bearing deposits                                              89          706
     Accounts and notes receivable:
          Trade (net of allowance for doubtful receivables - 2000: $92; 1999: $107)                2,873        2,631
          Other                                                                                    2,512        1,983
     Inventories:
          Finished and work in process                                                             2,839        2,264
          Materials and supplies                                                                     624          522
     Deferred income tax assets - current                                                            108          235
     -----------------------------------------------------------------------------------------------------------------
     Total current assets                                                                          9,260        8,847
----------------------------------------------------------------------------------------------------------------------
Investments
     Investment in nonconsolidated affiliates                                                      1,088        1,359
     Other investments                                                                             2,431        2,872
     Noncurrent receivables                                                                          520          390
     -----------------------------------------------------------------------------------------------------------------
     Total investments                                                                             4,039        4,621
----------------------------------------------------------------------------------------------------------------------
Property
     Property                                                                                     25,491       24,276
     Less accumulated depreciation                                                                16,301       15,786
     -----------------------------------------------------------------------------------------------------------------
     Net property                                                                                  9,190        8,490
----------------------------------------------------------------------------------------------------------------------
Other Assets
     Goodwill (net of accumulated amortization - 2000: $405; 1999: $351)                           1,887        1,834
     Deferred income tax assets - noncurrent                                                       1,968          597
     Deferred charges and other assets                                                             1,301        1,110
     -----------------------------------------------------------------------------------------------------------------
     Total other assets                                                                            5,156        3,541
----------------------------------------------------------------------------------------------------------------------
Total Assets                                                                                     $27,645      $25,499
----------------------------------------------------------------------------------------------------------------------

SEE NOTES TO FINANCIAL STATEMENTS.


                                                                             THE DOW CHEMICAL COMPANY AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
                                                                                                DEC. 31,     DEC. 31,
IN MILLIONS            (UNAUDITED)                                                                  2000         1999
----------------------------------------------------------------------------------------------------------------------
                                                    LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------------------
Current Liabilities
     Notes payable                                                                                $1,348         $692
     Long-term debt due within one year                                                              311          343
     Accounts payable:
          Trade                                                                                    2,272        1,782
          Other                                                                                    1,527        1,087
     Income taxes payable                                                                            258          178
     Deferred income tax liabilities - current                                                        35           38
     Dividends payable                                                                               217          213
     Accrued and other current liabilities                                                         1,905        1,962
     -----------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                                     7,873        6,295
----------------------------------------------------------------------------------------------------------------------
Long-Term Debt                                                                                     4,865        5,022
----------------------------------------------------------------------------------------------------------------------
Other Noncurrent Liabilities
     Deferred income tax liabilities - noncurrent                                                    887          839
     Pension and other postretirement benefits - noncurrent                                        1,746        1,843
     Other noncurrent obligations                                                                  2,178        2,219
     -----------------------------------------------------------------------------------------------------------------
     Total other noncurrent liabilities                                                            4,811        4,901
----------------------------------------------------------------------------------------------------------------------
Minority Interest in Subsidiaries                                                                    410          408
----------------------------------------------------------------------------------------------------------------------
Preferred Securities of Subsidiary                                                                   500          500
----------------------------------------------------------------------------------------------------------------------
Temporary Equity
     Preferred stock at redemption value                                                               -          114
     Guaranteed ESOP obligation                                                                        -          (64)
     -----------------------------------------------------------------------------------------------------------------
     Total temporary equity                                                                            -           50
----------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
     Common stock                                                                                  2,453          818
     Additional paid-in capital                                                                       16        1,321
     Guaranteed ESOP obligation                                                                      (53)           -
     Retained earnings                                                                            14,071       13,445
     Accumulated other comprehensive income                                                         (336)        (251)
     Treasury stock at cost                                                                       (6,965)      (7,010)
     -----------------------------------------------------------------------------------------------------------------
     Net stockholders' equity                                                                      9,186        8,323
----------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                       $27,645      $25,499
----------------------------------------------------------------------------------------------------------------------

SEE NOTES TO FINANCIAL STATEMENTS.


OPERATING SEGMENTS AND GEOGRAPHIC AREAS                                   THE DOW CHEMICAL COMPANY AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------
                                                                    THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                                   DEC. 31,     DEC. 31,     DEC. 31,     DEC. 31,
IN MILLIONS            (UNAUDITED)                                     2000         1999         2000         1999
-------------------------------------------------------------------------------------------------------------------
Operating segment sales
     Performance Plastics                                            $1,465       $1,385       $5,807       $5,247
     Performance Chemicals                                              740          719        3,005        2,690
     Agricultural Products                                              549          541        2,271        2,273
     Plastics                                                         1,291        1,307        5,454        4,417
     Chemicals                                                          628          669        2,636        2,329
     Hydrocarbons and Energy                                            637          503        2,406        1,644
     Unallocated and Other                                               35           76          291          329
-------------------------------------------------------------------------------------------------------------------
     Total                                                           $5,345       $5,200      $21,870      $18,929
-------------------------------------------------------------------------------------------------------------------
Operating segment EBIT
     Performance Plastics                                              $156         $237         $749       $1,052
     Performance Chemicals                                               58          119          341          500
     Agricultural Products                                              (13)         (80)         212          125
     Plastics                                                           196          199        1,023          636
     Chemicals                                                           95          134          539          424
     Hydrocarbons and Energy                                            107            2          121           (5)
     Unallocated and Other                                             (129)        (116)        (196)        (256)
-------------------------------------------------------------------------------------------------------------------
     Total                                                             $470         $495       $2,789       $2,476
===================================================================================================================
Geographic area sales
     United States                                                   $2,013       $1,906       $8,458       $7,483
     Europe                                                           1,808        1,807        7,496        6,470
     Rest of World                                                    1,524        1,487        5,916        4,976
                                                       -
-------------------------------------------------------------------------------------------------------------------
     Total                                                           $5,345       $5,200      $21,870      $18,929
===================================================================================================================



SALES VOLUME AND PRICE BY OPERATING SEGMENT AND GEOGRAPHIC AREA
--------------------------------------------------------------------------------------------------------------------------
                                                      THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                        DEC. 31, 2000                          DEC. 31, 2000
PERCENTAGE CHANGE FROM PRIOR YEAR                 VOLUME        PRICE        TOTAL       VOLUME        PRICE        TOTAL
--------------------------------------------------------------------------------------------------------------------------
Operating segments
     Performance Plastics                             5%            1%           6%          11%            -          11%
     Performance Chemicals                            5%           (2)%          3%          15%           (3)%        12%
     Agricultural Products                            9%           (8)%          1%           5%           (5)%         -
     Plastics                                         4%           (5)%         (1)%          7%           16%         23%
     Chemicals                                       (5)%          (1)%         (6)%         (2)%          15%         13%
     Hydrocarbons and Energy                          2%           25%          27%           2%           44%         46%
--------------------------------------------------------------------------------------------------------------------------
     Total                                            3%            -            3%           7%            9%         16%
==========================================================================================================================
Geographic areas
     United States                                    4%            2%           6%           5%            8%         13%
     Europe                                           3%           (3)%          -            8%            8%         16%
     Rest of World                                    2%            -            2%           9%           10%         19%
--------------------------------------------------------------------------------------------------------------------------
     Total                                            3%            -            3%           7%            9%         16%
==========================================================================================================================